As filed with the Securities and Exchange Commission on September 4, 2015

Registration Statement No. ______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPSOFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	7371	47-3427919
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Brian Kupchik, President and Chief Executive Officer

1225 Franklin Avenue,

Suite 325

Garden City, NY 11530

Phone: (516) 224-7717

(Name, address and telephone number of agent for service)

Copies to: Ruffa & Ruffa, P.C.

110 East 59th Street

New York, NY 10022

Phone: (212) 355-0606

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.0001	1,000,000	$0.50	$500,000	$58.10

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2015

APPSOFT TECHNOLOGIES, INC.

1,000,000 Shares of Common Stock

$0.50 per Share

AppSoft Technologies, Inc. (the “Company,” “we,” “our” and “us”) is offering directly 1,000,000 shares of our common stock (the “Shares”), at a fixed price of $0.50 per share for a total amount of $500,000 on a best efforts basis (the “Offering”).

This is the initial public offering of our common stock. We are offering the Shares on a self-underwritten basis which means our officers and directors will attempt to sell the Shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Securities Exchange of 1934, as amended (the “Exchange Act”). This prospectus will permit our officers and directors to sell the Shares directly to the public. We will not pay any commission or other compensation to our officers and directors related to the sale of the Shares. All funds that we raise from the Offering will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from the sale of Shares in the Offering in an escrow, trust or similar account.

There is no minimum number of Shares required to be purchased, and subscriptions, once received and accepted, are irrevocable. Because there is no minimum offering amount required as a condition to closing in this Offering, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than all of the securities offered hereby.

The Offering will close on [_______], 2015, 60 days after the effectiveness of the registration statement of which this prospectus is a part, unless all the Shares are sold before that date, we extend the offering another 30 days or we otherwise decide to close the offering early or cancel it, in each case in our sole discretion. If we extend the offering, we will provide that information in an amendment to this prospectus. If we close the offering early or cancel it, including during any extended offering period, we may do so without notice to investors, although if we cancel the Offering we will promptly return any funds investors may already have paid. We will bear the expenses relating to the registration of the Shares.

No public market currently exists for our common stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not currently traded on any exchange or quoted on the Over-The-Counter market. Prior to the effective date of the registration statement of which this prospectus is a part, we will seek to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for quotation on the OTC Bulletin Board and/or OTCMarkets.com (together, the “OTC Markets”). We do not yet have a market maker who has agreed to file such application, nor can there be any assurance that such an application for quotation will be approved. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from an investment in the Shares.

We are an “emerging growth company” as defined in the SEC rules and we will be subject to reduced public reporting requirements. See “Emerging Growth Company and Smaller Reporting Company Status.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is _____________, 2015.

i

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. If you invest in our common stock, you are assuming a high degree of risk. As used throughout this prospectus, unless the context otherwise requires, the terms “AppSoft,” “Company,” “we,” “us,” or “our” refer to AppSoft Technologies, Inc.

Our Company

AppSoft Technologies, Inc. (“we,” “us,” or the “Company”) develops, publishes and markets mobile software applications for smartphones and tablet devices (“Apps”). We currently own a portfolio comprising over 400 Apps titles including games designed to appeal to a broad cross section of consumers and legal-related Apps that provide compilations of federal and state laws and regulations across a variety of legal disciplines and digests of court decisions rendered by federal courts. Consumers download our Apps through direct-to-consumer digital storefronts, such as the Apple App Store and Google Play Store. We currently generate revenue from sales, or downloads, or of Apps and from advertisements published on our ad supported game titles.

Some of our most popular titles include:

Games	Legal Related Titles
Jumping Chicken	Bankruptcy Code
Raid Pro	Code of Federal Regulations (CFR)
Ancient Man Warrior	Legal Dictionary
Axe The Brave - Dragon Slayer	US Supreme Court Cases
Apocalypse Jump Pro	New York Penal Code
Avro Avenger Pro	United States Code

We offer all of our game titles in both a free advertisement-supported version and a paid version that does not display ads. We believe that the ad supported versions allow for wider dissemination of our titles to consumers who might not otherwise spend money for an App without first playing the game. We are in the process of migrating the game programs into our corporate structure which may take some time in view of the fact that, in some cases, our contract programmers must rewrite certain lines of code in the game.

When we acquired our portfolio of Apps, the content of all of our legal-related titles was out of date in that they did not include laws and regulations adopted since the time they were last updated or make reference to legal decisions decided during the period between the last update and the date we acquired them. We have started the process of updating the content and are focusing our initial efforts on titles that we believe have the greatest revenue generating potential. In order to generate consumer interest in our legal-related titles and increase downloads and avoid returns, we will be have to update and maintain content on a consistent basis.

Over the last several years, mobile devices, including smartphone and tablets, have proliferated extensively around the world across a wide range of demographic groups. The mobile Apps industry has experienced corresponding growth in the number of downloads, the number and types of Apps published. We believe that there will continue to be an increase in the number of smartphones and tablets sold. In addition, technological advances to these devices, including more powerful smartphones and tablets with larger screens make mobile Apps provide a platform for more diverse Apps and make games more fun and visually appealing. We believe that technological developments will continue to drive growth in our industry for the foreseeable future.

Each member of our management team has an extensive background in mobile, digital and social media sales, advertising, operations, and technology and product development and deployment. We expect to leverage management’s industry experience and the contacts they have developed to our advantage.

We plan to develop and acquire new Apps to expand our existing product offerings. We may seek to create games based on third-party brands, properties and other content, including those that we may license from the owners of television programs, cartoons, movies and toy manufacturers. We expect to develop games that can be downloaded without charge that offer in-game currency and in-game purchasing as additional revenue streams. We will rely on third party designers, developers and programs to develop new Apps. We also will solicit ideas for new titles from unrelated parties. We evaluate prospects based on a variety of factors. If we conclude that a particular prospect is worth pursuing, we may fund the development of the App through launch and beyond.

We market, sell and distribute our games through direct-to-consumer digital storefronts, such as Apple’s App Store and the Google Play Store. We currently or expect to advertise our Apps through the digital storefronts, our own website, social media, such as Facebook and LinkedIn, through mobile ad networks and search engine optimization (SEO) tools.

History

We were incorporated in the State of Nevada in March 2015. On April 7, 2015, concluded a transaction whereby we sold 2,000,000 shares of our Series A Cumulative Convertible Preferred Stock in exchange for the sum of $50,000 and the transfer of a portfolio of Apps comprising all of the Apps we now offer for purchase and download. We currently manage and operate our business through our two employees and independent contractors.

We maintain our corporate offices at 1225 Franklin Avenue, Suite 325, Garden City, New York, where our telephone number is (516) 224-7717. We maintain a corporate website at www.appsofttechnologies.com.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

2

Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including having to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Summary of the Offering

Common stock outstanding before the Offering:	4,110,000 Shares

Common stock offered by the Company:	1,000,000 Shares

Common stock to be outstanding after the Offering:	5,110,000 Shares

Market for the Shares:	No public market currently exists for the Shares and a public market may not develop, or, if any market does develop, it may not be sustained. There cannot be any assurance that a market maker will agree to file the necessary documents with FINRA for our common stock to be eligible for quotation on the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

Offering price per Share:	We will sell the Shares at a price of $0.50 per share upon effectiveness of the registration statement of which this prospectus is a part on a direct primary “self-underwritten” basis. There is no minimum number of Shares required to be purchased, and subscriptions, once received and accepted, are irrevocable. Our transfer agent, VStock Transfer, LLC, will issue common stock subscribed for in this Offering promptly after we accept subscriptions from investors. Shares purchased by investors in this Offering will remain outstanding upon its termination regardless of the number of Shares subscribed for.

No Minimum Offering:	There is no minimum amount required for us to close the Offering and we may raise substantially less than the $500,000 in Shares offered hereby. Because there is no minimum offering amount required as a condition to closing in the Offering, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than all of the Shares offered hereby.

Duration of Offering	The offering will close on [________], 2015, 60 days after the effectiveness of the registration statement of which this prospectus is a part, unless all the securities are sold before that date, we extend the offering another 30 days or we otherwise decide to close the offering early or cancel it, in each case in our sole discretion. If we extend the offering, we will provide that information in an amendment to this prospectus. If we close the offering early or cancel it, including during any extended offering period, we may do so without notice to investors, although if we cancel the offering we will promptly return any funds investors may already have paid.

3

Use of proceeds	We intend to use the proceeds of this Offering to (i) develop and acquire new mobile apps, (ii) update our existing mobile apps, (iii) market our portfolio of mobile apps, (iv) pay for the expenses of public company reporting requirements, (v) hire staff, and (vi) for general working capital. See “Use of Proceeds.”

Risk factors	Investment in the Shares involves substantial risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in the Shares.

Termination of the Offering	The Offering will conclude upon the earlier of (i) the date on which all of the Shares have been sold, (ii) 60 days after the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC or (iii) at such time as management deems appropriate, which will not be more than 60 days after date on which the registration statement of which this prospectus is a part is declared effective by the SEC We may extend the Offering for an additional 30 days at our discretion.

RISK FACTORS

Investing in the Shares involves a high degree of risk. You should carefully consider the risks described below, as well as other information provided to you in this prospectus, including information in the section of this prospectus entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Operating History and Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies. Moreover, because we have a limited operating history, you may not be able to accurately evaluate our operations.

AppSoft was incorporated in March 2015 and we have been actively marketing our Apps for only a short period of time, which will make it difficult for you to evaluate the merits of investing in our Company. Because our Company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product offerings in a manner that enables us to be profitable and satisfy consumer preferences;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

4

Our minimal operations and lack of established sources of revenues raises substantial doubt about our ability to continue as a going concern.

The report of our independent auditor and Note B to the financial statements filed with this registration statement indicate that the Company’s minimal operations to date and lack of fully established sources of revenue such financial statements raise substantial doubt about the Company’s ability to continue as a going concern. For these reasons, our financial statements have been prepared assuming the Company will continue as a going concern, which assumes we will realize our assets and discharge our liabilities in the normal course of business. If we are unable to achieve these ends, we cannot assure you that we will be able to generate revenue to support our operations and continue operations.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We believe that cash on hand and internally generated revenue from downloads of our Apps will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for the next 18 months. This belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect. In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in new portfolios of Apps, or take advantage of unanticipated opportunities. If our financial resources are insufficient, we will require additional financing in order to meet our plans for expansion. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of our existing stockholders. If adequate funds are not available on acceptable terms or at all, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Risks Related to Our Business and Industry

Our portfolio of Apps includes over 250 legal-related titles, many of which are out of date and, therefore, are not useful to consumers.

Of the approximately 400 titles comprising our Apps portfolio, approximately 250 are legal related Apps that publish compilations of laws and regulations promulgated by governmental agencies and offices or decisions that courts have rendered on cases. When we purchased the portfolio, none of these titles had been updated in several years. Prospective users of these titles, including lawyers, require that these titles provide the most recent compilations of laws and regulations or court decisions, as the case may be, in order to effectively and competently discharge their duties. Over the last three months, we have been updating our legal titles and as of the date of the registration statement of which this prospectus forms a part, have completed updates to a number of our most popular legal titles. A significant number of the downloads of our legal-related titles that have not been updated continue to be returned soon after purchase because the title is of no benefit to the user. In order for our legal related Apps to be attractive product options for prospective users and minimize returns, we must update them and keep them current through dates considered reasonable by users. Updating our legal-related titles may be expensive and time consuming. A failure to maintain our legal related Apps current and up to date will materially and adversely affect our business and results of operations.

5

If we fail to develop or acquire and publish new Apps that achieve market acceptance or we do not continue to enhance our existing Apps, our revenues would suffer.

Our business depends on developing or acquiring and publishing mobile Apps that consumers will purchase and download. We expect to invest resources in research and development, analytics and marketing to introduce new Apps and continue to update our existing Apps, and we often must make decisions about these matters well in advance of product release to timely implement them. In addition, we may acquire new developed Apps from others that we believe will be well received by consumers. Our success depends, in part, on unpredictable and volatile factors beyond our control, including consumer preferences, competing Apps, new mobile platforms and the availability of alternative products. If our Apps do not meet consumer expectations, or they are not brought to market in a timely and effective manner, our business, operating results and financial condition would be harmed. Even if our Apps are successfully introduced and well received by consumers, a failure to continue to update them, a subsequent shift in the consumer preferences or a reduction in their usefulness to consumers could cause a decline in our Apps popularity that could materially reduce our revenues and harm our business, operating results and financial condition. Furthermore, we compete for the discretionary spending of consumers, who face a vast array of Apps and other business or entertainment product choices. If we are unable to generate and sustain sufficient interest in our Apps and games compared to available alternatives, our business and financial results would be seriously harmed.

If we are unable to maintain a good relationship with the markets where our Apps are distributed, our business will suffer.

Apple’s “App Store” and Google’s “Google Play” are the sole distribution and payment media for our mobile Apps. We generate and expect to generate for the foreseeable future all of our revenue from the sale of mobile Apps through these platforms and any deterioration in our relationship with Apple or Google would harm our business and adversely affect the value of our stock.

We are subject to Apple’s and Google’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of mobile Apps on their platforms. Each of Apple and Google can unilaterally change its standard terms and conditions with no prior notice to us. In addition, the agreement terms can be vague and subject to changing interpretations by the storefront operator. Further, these storefront operators typically have the right to prohibit a developer from distributing its applications on its storefront if the developer violates its standard terms and conditions.

Our business would be harmed if:

•	Apple or Google discontinues or limits access to its platform by us and other App developers;

•	Apple or Google modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or Apple or Google changes how the personal information of its users is made available to application developers on their respective platforms or shared by users;

•	Apple or Google establishes more favorable relationships with one or more of our competitors; or

•	Apple or Google develops its own competitive offerings.

If Apple or Google loses its market position or otherwise falls out of favor with mobile users, we would need to identify alternative channels for marketing, promoting and distributing our Apps, which would consume substantial resources and may not be effective. In addition, Apple and Google have broad discretion to change their terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us. Any such changes in the future could significantly alter how our App users experience our Apps or interact within our Apps, which may harm our business.

6

The mobile Apps industry is subject to rapid technological change and, to compete, we must continually enhance our mobile Apps and adapt to changing technologies and market conditions.

We must continue to enhance and improve the performance, functionality and reliability of our mobile Apps. The mobile application industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

Developing, distributing and selling mobile Apps is a highly competitive business, characterized by frequent product introductions and rapidly emerging new platforms, technologies and storefronts. Our competitors that develop Apps vary in size and include publicly-traded and privately-held companies. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.

In addition, given the open nature of the development and distribution for smartphones and tablets and the relatively low barriers to entry, we also compete or will compete with a vast number of small companies and individuals who are able to create and launch games and other content for these devices using relatively limited resources and with relatively limited start-up time or expertise.

Most of our competitors and our potential competitors have one or more advantages over us, either globally or in particular geographic markets, which include:

•	significantly greater financial and personnel resources;

•	stronger brand and consumer recognition;

•	lower labor and development costs and better overall economies of scale;

•	greater experience and expertise; and

•	broader distribution and presence.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline and our margins could decline, which would materially harm our business, operating results and financial condition.

Our financial results could vary significantly from quarter to quarter and are difficult to predict, which in turn could cause volatility in our stock price.

Our revenues and operating results could vary significantly from quarter to quarter due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition, we may not be able to accurately predict our future revenues or results of operations. We base our current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter.

7

In addition to other risk factors discussed in this section, factors that may contribute to the variability of our quarterly results include:

•	our ability to increase the number of consumers using our Apps;

•	the number and timing of new Apps released by us and our competitors, particularly in the games sector, which may represent a significant portion of revenues in a quarter, which timing can be impacted by internal development delays, shifts in product strategy and how quickly digital storefront operators review and approve our games for commercial release;

•	the loss of, or changes to, one of our distribution platforms;

•	changes to the Apple iOS platform or the Google Android platform that we are not able to adapt to our product offerings;

•	fluctuations in the size and rate of growth of overall consumer demand for smartphones, tablets, games and related content;

•	decisions by us to incur additional expenses, such as increases in research and development, or unanticipated increases in vendor-related costs, such as hosting fees;

•	the timing of successful mobile device launches;

•	the seasonality of our industry;

•	macro-economic fluctuations in the United States and global economies, including those that impact discretionary consumer spending.

Major network failures could have an adverse effect on our business.

Our technology infrastructure is critical to the performance of our Apps and customer satisfaction. Our Apps run on a complex distribution system, or what is commonly known as cloud computing. These systems are operated by third parties that we do not control and which would require significant time to replace. We expect this dependence on third parties to continue. Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber attacks or other breaches of network or information technology security that affect third-party networks, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

If we experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition.

8

Defects in our Apps and the technology powering our custom development services may adversely affect our business.

Tools, code, subroutines and processes contained within our Apps may contain defects when introduced and also when updates and new versions are released. Our introduction of Apps with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

If the use of smartphones and tablet devices as game platforms and the proliferation of mobile devices generally do not increase, our business could be adversely affected.

While the number of people using mobile Internet-enabled devices, such as smartphones and tablet devices, has increased dramatically in the past few years, the mobile market, particularly the market for mobile games, is still emerging, and it may not grow as we anticipate. Our future success is substantially dependent upon the continued growth of use of mobile devices for games. The proliferation of mobile devices may not continue to develop at historical rates and consumers may not continue to use mobile Internet-enabled devices as a platform for games. In addition, new and emerging technologies could make the mobile devices on which our Apps are currently released obsolete, requiring us to transition our business model to develop games for other next-generation platforms.

Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Mobile communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. Given that our Apps operate on mobile communications devices, the actual or perceived health risk resulting from the use of mobile communications devices could adversely affect us through a reduction in mobile communication devise users, thereby reducing potential users of our products and services.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product offerings in the mobile application market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products which would harm our competitive position.

Our success depends upon our proprietary technology. We rely or may rely primarily on copyright, service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, we enter into non-disclosure agreements with our employees and consultants. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

9

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of mobile applications, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to mobile applications covering issues such as:

•	user privacy;

•	taxation;

•	right to access personal data;

•	copyrights;

•	distribution; and

•	characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to mobile applications is uncertain. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our Apps, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in the United States and elsewhere that could restrict the mobile industry, including user privacy, advertising, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce and virtual goods may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

10

The laws and regulations concerning data privacy and data security are continually evolving, and our actual or perceived failure to comply with these laws and regulations could harm our business.

We are subject to federal, state and foreign laws regarding privacy and the protection of the information that we collect regarding our users, which laws are currently in a state of flux and likely to remain so for the foreseeable future. The U.S. government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over collecting information concerning consumer behavior on the Internet and on mobile devices. For example, in December 2012, the Federal Trade Commission adopted amendments to the Children’s Online Privacy Protection Act to strengthen privacy protections for children under age 13, which amendments became effective in July 2013. Various government and consumer agencies have also called for new regulation and changes in industry practices. For example, in February 2012, the California Attorney General announced a deal with Amazon, Apple, Google and others, to strengthen privacy protection for users that download third-party Apps to smartphones and tablet devices. If we do not follow existing laws and regulations, as well as the rules of the smartphone platform operators, with respect to privacy-related matters, or if consumers raise any concerns about our privacy practices, even if unfounded, it could damage our reputation and operating results.

All of our Apps are subject to our privacy policy and our terms of service located on our corporate website. If we fail to comply with our posted privacy policy, terms of service or privacy-related laws and regulations, including with respect to the information we collect from users of our Apps, it could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, interpreting and applying data protection laws to the mobile App industry is often unclear. These laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying requirements could cause us to incur additional costs and change our business practices. Further, if we fail to adequately protect our users’ privacy and data, it could result in a loss of player confidence in our services and ultimately in a loss of users, which could adversely affect our business.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Costs to comply with these laws may increase as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities. The security measures we have in place to protect our data and the personal information of our employees, customers and partners could be breached due to cyber-attacks initiated by third party hackers, employee error, malfeasance, or otherwise. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any breach or unauthorized access could materially interfere with our operations or our ability to offer our services or result in significant legal and financial exposure, damage to our reputation and a loss of confidence in the security of our data, which could have an adverse effect on our business and operating results.

11

Risks Relating to our Organization and our Common Stock

Our officers and directors apportion their time to other businesses which may cause conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to achieve our business goals and operate successfully.

Our officers and directors engage in other businesses and are not required to devote their full time or any specific number of hours to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. If our officers’ other business affairs require them to devote more substantial additional time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to achieve our business goals and operate successfully.

We are conducting a direct primary offering with no minimum amount required to be raised and as a result we can accept your investment funds at any time without any other investment funds being raised and may not raise sufficient funds to operate our business beyond the next twelve months.

There is no minimum offering amount that must be raised and as result we may close on significantly less than the maximum offering amount. Investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds and will be transmitted directly to the Company for its immediate use. Thus, you may be one of only a few investors in this Offering. In the event that we close on less than the maximum offering amount, we may not have sufficient capital to execute on our business strategy the way we have intended. Our ability to obtain additional financing thereafter may have a materially adverse effect on our ability to execute our overall plan and your investment may be lost. All investor funds for subscriptions are.

If you purchase the Shares, you will experience immediate dilution.

If you purchase the Shares sold in this Offering, you will experience immediate dilution because the price that you pay for our common stock will be greater than the net tangible book value per share of our shares of common stock.

The price of the Shares offered has been arbitrarily established by us.

The price of the Shares was arbitrarily established considering such matters as the state of our business development and the general condition of the industry in which we operate. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to us.

There is currently no trading market for our common stock.

There currently is no trading market for our stock. While we seek to identify a marker maker to apply for the Shares to be admitted to quotation on the OTC Markets prior to the effectiveness of the registration statement of which this prospectus forms a part, we cannot assure you that we will indentify a market maker that will files such application or that, if the Shares are admitted to quotation, that a public market will ever develop. There is no guarantee that the Shares will ever be quoted on the OTC Markets or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our Shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your Shares if you determine to reduce or liquidate your investment. Additionally, the initial public offering price of $0.50 per share may not reflect the current value of our Shares after the Offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your Shares when desired or result in your receiving a lower price for your Shares upon their sale than you paid in this Offering.

12

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to the development of our business and to increase our working capital. There can be no assurance that we will ever have sufficient earnings to declare and pay cash dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Shares eligible for future sale under Rule 144 may adversely affect the market value of our common stock.

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. Any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

Outstanding shares of preferred stock are convertible into shares of common stock and also carry dividend rights that are payable in shares of common stock, the issuance of which will dilute your percentage of ownership.

As of the date of this prospectus, we have outstanding 2,000,000 shares of Series A Cumulative Convertible Preferred Stock that are convertible into shares of common stock. The holder is may not convert these shares to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the outstanding shartes of common stock (except that, upon prior notice, the holder may increase the percentage to up to 9.99% of the outstanding shares of common stock). These shares are issuable without the payment of any additional consideration. In addition, the Series A Preferred Stock is entitled to receive a quarterly dividend payable in shares of common stock. The issuance of common stock upon the conversion and the payment of dividends on these securities will dilute the percentage ownership of our other stockholders. The holder of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital.

Our management will be able to exert significant influence over us to the detriment of minority stockholders.

Our current officers and directors will hold approximately 88.28% of the outstanding shares of common stock immediately after this Offering, assuming all of the Shares offered are sold. These stockholders, if they act together, will continue, following this offering, to be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions and the election of directors. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

If we experience rapid and substantial growth, it will place a strain on our administrative infrastructure and our managerial and financial resources. To manage substantial growth of our operations, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

13

•	hire, train, motivate, manage and retain our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our management, including Brian Kupchik, our Chief Executive Officer, and Seth Ingram, our Treasurer, both of whom are integral to the implementation of our business plan. Should either of these individuals leave our Company, it may be difficult to replace them. We may not be successful in attracting, assimilating and retaining our employees in the future.

Our future success and our ability to expand our operations will also depend in large part on our ability to attract and retain additional qualified technical, sales and marketing and senior management personnel. Competition for these types of employees is intense due to the high demand for them, particularly in the New York metropolitan area, where our office is located. Failure to attract, assimilate and retain personnel, particularly tech and sales and marketing personnel, would have a material adverse effect on our business and potential growth.

Our management’s lack of public company experience could put us at greater risk of incurring fines or regulatory actions for failure to comply with federal securities laws and could put us at a competitive disadvantage.

Neither of our officers, who also are our directors, has any experience managing or operating a public company. Any failure to adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, prospects, results of operations and financial condition. Further, our Company may have to spend more time and money to comply with legally mandated corporate governance policies than our competitors whose management teams have public company experience.

We have no independent audit committee. Our full board of directors functions as our audit committee and none of our directors is considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

We are not required to have an audit committee and have not established one. Our full board of directors functions as our audit committee and is comprised of our two directors, neither of whom is considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent our board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

14

The designation of our common stock as a "penny stock" would limit the liquidity of the Shares.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock stocks in any market that develops for our common stock in the future, which may limit the ability to buy and sell our stock and which will have an adverse effect on any market that develops for our shares.

Our stock price may be volatile.

The stock market in general, and the stock prices of technology-based and wireless communications companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company. If our common stock is approved for trading or quotation, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited "public float" in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors; and

15

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the State of Nevada, we have included in our articles of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. If we are required to indemnify, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

Because we will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We will have broad discretion on the use of the Offering proceeds. While we currently anticipate that we will use the net proceeds of this Offering for to (i) develop and acquire new mobile apps, (ii) update our existing mobile Apps, (iii) advertising and marketing, (iv) expenses associated with public company reporting requirements, (v) staffing, and (v) working capital, our management may allocate the net proceeds among these purposes as it deems necessary. In addition, market or other factors may require our management to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds from this Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the growth of our Company. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

Our board of directors is authorized to issue preferred stock without obtaining shareholder approval.

Our articles of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences that may be determined from time to time by the board of directors. As of the date of this prospectus, there are 2,000,000 shares of Series Preferred Stock designated and outstanding. Our board of directors is empowered, without stockholder approval but subject to the rights of existing the holders of Series A Preferred Stock, to create and issue additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any additional shares of preferred stock, there can be no assurance that the Company will not do so in the future.

16

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the SEC or any stock exchange or inter-dealer quotations system on which our common stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect that these new rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act which requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

17

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” ”contemplate,’ continue,” “potential” and similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Except as required by law, we undertake no obligation to update forward-looking statements. The risks identified in the “Risk Factors” section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

You should also refer to the section of this prospectus entitled “Risk Factors” for a discussion of factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may prove to be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time-frame, or at all.

18

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you.

USE OF PROCEEDS

We estimate that our proceeds from this Offering, assuming all Shares are sold, will be $500,000 (based on an assumed offering price of $0.50 per share). The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, and 100%, respectively, of the securities offered for sale by us.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Net Proceeds	$125,000	$250,000	$375,000	$500,000

Develop and Acquisition of Apps	$25,000	$80,000	$150,000	$215,000

Update Existing App Portfolio	$25,000	$25,000	$25,000	$25,000

Advertising and Marketing	$10,000	$30,000	$45,000	$67,500

Fees for Public Company Reporting Requirements	$25,000	$25,000	$25,000	$25,000

Staffing	$10,000	$30,000	$45,000	$67,500

General Working Capital	$30,000	$60,000	$85,000	$100,000

TOTAL	$125,000	$250,000	$375,000	$500,000

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this Offering, to continue implementing the business and marketing plan. The expenses of this Offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $16,000 are being paid for by us. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the Offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.

DETERMINATION OF OFFERING PRICE

The offering price for the Shares in this Offering was arbitrarily determined. In determining the initial public offering price of the Shares, we considered several factors including the following:

•	Our business structure and operations;

•	Prevailing market conditions, including the history and prospects for our industry;

19

•	Our future prospects and the experience of our management; and

•	Our capital structure.

Therefore, the public offering price of the Shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares of common stock. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the Shares held by our existing stockholders.

Our historical net tangible book value (deficit) at May 31, 2015 was $(16,720), or $(0.0042) per share of common stock. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

The following tables compare the differences of your investment in our Shares with the investment of our existing stockholders based on the percentage of Shares sold of the 1,000,000 Shares available to be purchased:

Dilution to New Stockholders	25%	50%	75%	100%
Per share offering price	$0.50	$0.50	$0.50	$0.50
Net tangible book value per share before Offering (1)	$(0.0042)	$(0.0042)	$(0.0042)	$(0.0042)
Net tangible book value per share after Offering (2)	$(0.0039)	$(0.0037)	$(0.0035)	$(0.0033)
Decrease in investment to new stockholders	$(0.0002)	$(0.0005)	$(0.0007)	$(0.0008)
Dilution to new stockholders	$0.4961	$0.4963	$0.4965	$0.4967

(1)	Before Offering:

	25%	50%	75%	100%
Pro Forma Stockholders’ Equity (Deficit)	$(16,720)	$(16,720)	$(16,720)	$(16,720)
Divided by:
Shares outstanding before Offering	4,000,000	4,000,000	4,000,000	4,000,000
Equals:
Net tangible book value per share	(0.0042)	(0.0042)	(0.0042)	(0.0042)

(2)	After Offering:

	25%	50%	75%	100%
Pro Forma Stockholders’ Equity (Deficit)	$(16,720)	(16,720)	(16,720)	(16,720)
Divided by:
Shares outstanding before Offering	4,000,000	4,000,000	4,000,000	4,000,000
Shares issued in Offering	250,000	500,000	750,000	1,000,000
Total shares outstanding after Offering	4,250,000	4,500,000	4,750,000	5,000,000
Equals:
Net tangible book value per share	(0.0039)	(0.0037)	(0.0035)	(0.0033)

20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public trading market for our common stock and no such market may ever develop. While we intend to seek and obtain quotation of our common stock for trading on the OTC Markets, there is no assurance that our application will be approved. An application for quotation on the OTC Markets must be submitted by one or more market makers who:

•	are approved by FINRA;

•	who agree to sponsor the security; and

•	who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Markets.

In order for a security to be eligible for quotation by a market maker on the OTC Markets, the Company will be required to meet a ($0.01) bid price test, provide information based upon their reporting standard (SEC Reporting, Bank Reporting or International Reporting), and submit an annual OTC Markets Certification signed by our Chief Executive Officer or Chief Financial Officer. Currently, Mr. Kupchik, our President and Chief Executive Officer acts as our principal financial and accounting officer.

Prior to the effectiveness of this registration statement, we will seek to cause a market maker to submit an application for quotation to the OTC Markets, though we have not yet indentified a market maker to file such application. We can provide no assurance that we will be able to identify a market maker to submit an application to the OTC Markets, that our common stock will be traded on the OTC Markets or, if traded, that a public market will materialize.

Holders

As of the date of this prospectus, there were four (4) holders of record of our common stock and one holder of record of our Series A Preferred Stock.

Reports

Upon the effectiveness of the registration statement of which this prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and unaudited quarterly financial statements in our quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC’s website, www.sec.gov.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. Its telephone number is (212) 828-8436.

Financial Statements

Our financial statements are included in this prospectus, beginning on page F-1.

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties, such as our plans, objectives, expectations, intentions and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this prospectus.

Overview

We were organized in March 2015. In April 2015, we concluded a transaction in which we issued 2,000,000 shares of our Series A Preferred Stock in exchange for the sum of $50,000 and a portfolio comprising over 400 Apps titles. Our Apps titles include games designed to appeal to a broad cross section of consumers and legal-related Apps that provide compilations of federal and state laws and regulations across a variety of legal disciplines and digests of court decisions rendered by federal courts. We are in the process of migrating the game programs into our corporate structure which may take some time in view of the fact that, in some cases, our contract programmers must rewrite certain lines of code in the game. We also are updating our legal Apps titles that had been neglected over several years.

We offer all of our game titles in both a free advertisement-supported version and a paid version that does not display ads. We believe that the ad supported versions allow for wider dissemination of our titles to consumers who might not otherwise spend money for an App without first playing the game.

Consumers download our Apps through direct-to-consumer digital storefronts, such as the Apple App Store and Google Play Store. We currently generate revenue from sales, or downloads, or of Apps and from advertisements published on our ad supported game titles.

Growth Strategies and Outlook

Our principal growth strategy entails developing and acquiring new Apps to supplement our existing Apps portfolio. Our primary focus will be to release new game titles. We are developing a pipeline of independent game designers, developers and programmers who provide us with new ideas and titles to publish. We also are soliciting new games and concepts that we may acquire from third parties. We also will seek to develop and publish free-to-play games. Free-to-play games are games that a player can download and play for free, but which allow players to access a variety of additional content and features for a fee, through “in-app purchases” utilizing virtual currency they may be purchased through digital storefronts, and to engage with various advertisements and offers that generate revenues for us. We may seek to acquire franchises around which we develop games, including movies, television programs, toys and other cultural phenomena that lend themselves to gamification.

Our ability to pursue and achieve our objectives are predicated on our receipt of meaningful revenue from sales of our existing Apps and those we may release in the future and from our ability to raise capital from outside sources.

Our revenues will depend significantly on growth in the mobile games market and our ability to develop or acquire and publish mobile Apps that are well received by consumers. We expect to invest resources in research and development, analytics and marketing to introduce new Apps and continue to update our existing Apps, and to the extent that Apps behind which we have invested significant capital are not successful, our business and financial condition could be harmed. We operate in an extremely competitive environment for consumers against a continually increasing number of developers, many of which are significantly larger than us and have other competitive advantages, and the overall strength of the economy in the United States. We expect to allocate a material portion of our operating revenue and capital that we receive to spending on sales and marketing initiatives in connection with the launch and promotion of our games in an effort to drive sales.

22

Our revenues also will depend on maintaining our continued good relationship with the digital storefront operators, primarily Apple and Google, each of which could unilaterally alter their terms of service in ways that could harm our business.

Our ability to achieve and sustain profitability will depend not only on our ability to grow our revenues, but also on our ability to manage our operating expenses. Currently, we have two employees, neither of whom receives a salary but who may seek to be compensated in the future. For the foreseeable further, we expect to utilize the services of independent contractors and consultants, who we believe are readily available for our purposes, in order to manage our personnel costs. We also will continue to maintain a virtual office as long as our operations permit to keep our office space overhead within reason.

We acquired our Apps portfolio in April 2015 and our management has operated these assets only for a very limited period of time. Thus far, we have initiated new marketing and sales strategies with respect to our exiting titles and have seen an increase in sales of our game related Apps. We also commenced the process of bringing up to date our legal related titles that had not been updated in several years and have experienced increased sales and decreased returns by consumers of these titles. Management believes that it can bring considerable industry experience to the marketing of our Apps and that positive sales results, in small increments, at first, will be evident in the near term and pick up as time progresses. Moreover, as management supplements our Apps portfolio with new games and launches free-to-play games with multiple potential revenue streams, it expects revenues to grow rapidly. Management will seek to leverage to our benefit its strong industry contacts built over many years across a range of Internet related sales and marketing ventures.

Results of Operations for the period March 24, 2105 (inception) through May 31, 2015

Revenue

For the period from inception through May 31, 2015, our revenue was $518, comprised exclusively of sales or our Apps through direct-to-consumer digital storefronts.

Depreciation and Amortization Costs

For the period from inception through May 31, 2015, our amortization costs were $1,667, which represents amortization of our App portfolio, which we acquired for a cash price of $50,000, based on a five year useful life of the Apps.

Selling, General and Administrative Expenses

For the period from inception through May 31, 2015, our selling, general and administrative costs were $6,528. These costs comprise principally licensing and filing fees and office administrative expenses.

Professional Fees

For the period from inception through May 31, 2015, our professional costs were $9,000 representing the amount we paid for professional services since our organization and in connection with the preparation of the registration statement of which this prospectus forms a part.

23

Net Loss

For the period from inception through May 31, 2015, we recorded a net loss of $16,677 because our expenses during the period exceeds our income as we migrated our Apps portfolio into our Company and recently began implementing marketing initiatives.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity include funds generated by operations, the availability of credit facilities, levels of accounts receivable and accounts payable and capital expenditures.

As of May 31, 2015, we had working capital of $35,398, comprising $35,119 of cash and $279 of accounts receivable.

Since our inception, we have financed our operations through the sale of equity securities and from internally generated revenue from operations. Our primary requirements for liquidity and capital are the development or acquisition of new Apps, updating our legal related Apps titles, sales and marketing initiatives we will undertake in connection with the launch and promotion of our games, and working capital and general corporate needs. Our working capital requirements are not significant, since our customers pay for their purchases by credit or debit card at the time of sale. Neither inventories nor receivables are relevant to our business.

We require additional capital to achieve our objectives of developing and acquiring new Apps. We are working with independent game designers, developers and programmers who provide us with new ideas and titles to publish. We also are soliciting new games and concepts that we may acquire from third parties. When we receive an idea for a new App, we research the commercial viability of the concept, undertaking an analysis of the cost to develop the App against its potential economic return. If we determine that the App is commercially viable, we may fund the cost of development, publication and marketing. Upon completion of development we will own the App title. Developing and publishing free-to-play games will require considerable capital to develop, maintain and update, particularly games we may seek to develop around popular movie, television, toy other cultural phenomena that lend themselves to gamification.

Our cash on hand and cash flow from existing operations will allow us to operate at current levels but will not be sufficient to fund our desired development and acquisition strategy or the cash required in connection with launching, marketing and promoting our games, and we are dependent on the proceeds from the sale of the Shares in this Offering to fund these endeavors. If we do not receive sufficient funds from the sale of Shares in this offering, we may seek to raise such funds by way of equity or debt financings in the future. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including opening new restaurants. We might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to develop and acquire new Apps and adequately promote them and to respond to business challenges could be significantly limited. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

24

Cash Flows:

The following table presents summary cash flow information for the periods indicated.

For the period March 24, 2014 (inception)
Through May 31, 2015

Net cash used in operating activities	$(15,289)
Net cash used in investing activities	(50,000)
Net cash provided by financing activities	104,408
Net increase in cash	$35,119

Operating Activities

Since our inception through May 31, 2015, we have used $15,289 for operating activities, comprising the payment of professional fees and for selling, general and administrative expenses.

Investing Activities

Since our inception through May 31, 2015, we have used $50,000 in investing activities, comprising the purchase of our portfolio of Apps.

Financing Activities

Since our inception through May 31, 2015, net cash used provided by financing activities was $104,408, comprising capital contributions and proceeds from the sale of 2,000,000 shares at $.05 per share.

Contractual Commitments as of May 31, 2015

As of the date of this prospectus, the Company has no contractual obligations, commercial commitments, long-term debt or lease obligations.

Off-Balance Sheet and Other Arrangements

As of the date of this prospectus, the Company has not had any off-balance sheet or similar arrangements since its inception.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs were to become subject to significant inflationary pressures, we might not be able to fully offset these higher costs through price increases. Our inability or failure to do so could harm our business, operating results and financial condition.

Critical Accounting Policies and Use of Estimates

The preparation of our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles, of GAAP, requires us to make estimates and judgments that affect our reported amounts of assets, liabilities, revenue, and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under current circumstances in making judgments about the carrying value of assets and liabilities that are not readily available from other sources. We evaluate our estimates on an on-going basis. Actual results may differ from these estimates under different assumptions or conditions.

Accounting policies are an integral part of our financial statements. A thorough understanding of these accounting policies is essential when reviewing our reported results of operations and our financial position. Management believes that the critical accounting policies and estimates discussed below involve the most difficult management judgments, due to the sensitivity of the methods and assumptions used. Our significant accounting policies are described in Note 1 to our consolidated financial statements included elsewhere in this report.

25

We believe the following accounting policies and estimates are the most critical. Some of them involve significant judgments and uncertainties and could potentially result in materially different results under different assumptions and conditions.

Revenue Recognition - The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,

(ii)	the services have been rendered and all required milestones achieved,

(iii)	the sales price is fixed or determinable, and

(iv)	collectability is reasonably assured.

Recent Accounting Pronouncements

Emerging Growth Company Critical Accounting Policy Disclosure: We qualify as an "emerging growth company" under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

There are no recent accounting pronouncements published after April 5, 2012 that have a material effect on the financial statements presented herein.

DESCRIPTION OF OUR BUSINESS

Overview

AppSoft Technologies, Inc. (“we,” “us,” or the “Company”) develops, publishes and markets mobile software applications for smartphones and tablet devices (“Apps”). We currently own a portfolio comprising over 400 Apps titles including games designed to appeal to a broad cross section of consumers and legal-related Apps that provide compilations of federal and state laws and regulations across a variety of legal disciplines and digests of court decisions rendered by federal courts. Consumers download our Apps through direct-to-consumer digital storefronts, such as the Apple App Store and Google Play Store.

We currently generate revenue from sales, or downloads, of our Apps and from advertisements published on our ad supported game titles.

We plan to update our current titles, to develop new Apps and to acquire third party Apps.

Each member of our senior management team has accumulated a wealth of experience, knowledge and contacts across the key disciplines in the digital and mobile industries. Their backgrounds encompass digital and social media sales, advertising, operations, and technology and product development and deployment. We expect to leverage management’s industry experience and contacts to our advantage.

26

Industry Background and Trends

An App is a type of application software designed to run on a mobile device, such as a smartphone or tablet device. Mobile Apps frequently serve to provide users with similar services to those accessed on personal computers. Typically, Apps provide limited and isolated functionality, such as a game, calculator or mobile Web browsing, necessitated by the limited hardware resources of the early mobile devices. However, techopedia.com suggests that their specificity is now part of their desirability because they allow consumers to hand-pick what their devices are able to do without cluttering memory and impeding performance with functionality they do not use.

Over the last several years, mobile devices, including smartphones and tablets, have proliferated extensively around the world across a wide range of demographic groups, which is demonstrated in the following statistics published by the noted sources:

•	80% of all online adults now own a smartphone. TechCrunch, January 12, 2015

•	Mobile app use grew by 115% in 2013 – Flurry 2014

•	Apple has sold 591 million iPhones since its launch in 2007. – Statista.com 2015

•	Mobile search will comprise an estimated 26.7% of Google’s total ad revenues this year, up from 19.4% in 2013. – eMarketer 2014

•	1.2 billion people worldwide were using mobile apps at the end of 2012. This is forecast to grow at a 29.8 percent each year, to reach 4.4 billion users by the end of 2017.– Portio Research 2013

•	In Q1 2013, there were 13.4 billion app downloads, up 11 percent from Q4 2012, creating revenue of US$2.2 billion. – Canalys 2013

•	Global mobile traffic now accounts for 15% of all Internet traffic. – Internet Trends 2013

•	85% of people prefer mobile apps to mobile websites - WebDAM 2014

As mobile devices have become more prevalent, the mobile Apps industry has experienced corresponding growth in the number of Apps published and the niches they serve, as well as the revenues they generate. We believe that there will continue to be an increase in the number of smartphones and tablets sold. In addition, Apple, Samsung and other mobile device manufacturers have introduced new, larger and more powerful smartphones and tablets that enable more complex Apps and that allow game developers to create games that are optimized for larger screen sizes and designed to take advantage of these devices’ advanced capabilities and functionality. We believe that the proliferation of and technological developments to mobile devices will continue to drive growth in our industry for the foreseeable future.

Our App Portfolio

In March 2015, we acquired a portfolio comprising over 400 App titles. Our Apps are divided among game titles and Apps that provide compilations of federal and state laws and regulations across a variety of legal disciplines and digests of court decisions rendered by federal courts.

27

Some of our most popular titles include:

Games	Legal Related Titles

Jumping Chicken	Bankruptcy Code

Raid Pro	Code of Federal Regulations (CFR)

Ancient Man Warrior	Legal Dictionary

Axe The Brave - Dragon Slayer	US Supreme Court Cases

Apocalypse Jump Pro	New York Penal Code

Avro Avenger Pro	United States Code

Our game titles designed to appeal to a variety of age groups ranging from younger teens to adults. We offer our games in both a free advertisement-supported version and a paid version that does not display ads. We believe that by offering free ad supported versions we can build a significantly larger customer base more quickly than we could if we charged users an up-front fee to download our games since they may be reluctant to purchasing a game without first playing it. If a consumer enjoys a title, they may purchase the game and play without interruption from pop-up ads. When we purchased our Apps portfolio, the advertisement component of our ad-supported games we offered through the iOs network was not activated and we were not generating any revenue from ads published on these games. We recently completed ad enabling the iOs game apps and are now realizing revenue from these products. Further, code embedded in the Apps by developer directs revenue generated from ad sales on the Apps to be paid to a specific account owned by the developer. We have engaged a new ad service company to serve ads to our Apps and are re-writing code to provide that all revenue is paid to an account we control.

When we acquired our portfolio of Apps, the content of all of our legal-related titles was out of date, in some cases by several years, and did not include laws and regulations adopted or legal decisions rendered during the period between the last update and the date we acquired them. As a result, purchasers returned an exceedingly high percentage of these Apps after purchase. We are working with an independent code writer / IT specialist who has developed a proprietary code to maintain our legal titles on a continuous basis. We have started the process of updating the content and are focusing our initial efforts on titles that we believe have the greatest revenue generating potential. For example, we already have brought current legal titles on which we publish laws enacted by the States of Texas, Florida and Arizona, and we will methodically work our way through all of the states through completion. In order to generate consumer interest in our legal-related titles and increase downloads and avoid returns, we will be have to update the content and maintain them on a continuous basis.

Product Development

We are constantly seeking to develop and acquire new Apps to supplement our portfolio. Our primary focus will be to release new game titles. We are developing a pipeline of independent game designers, developers and programmers who provide us with new ideas and titles to publish. We also are soliciting new games and concepts that we may acquire from third parties.

When we receive an idea for a new App, we research the commercial viability of the concept, undertaking an analysis of the cost to develop the App against its potential economic return. If we determine that the App is commercially viable, we may fund the cost of development, publication and marketing. Upon completion of development we will own the App title.

28

We also will seek to develop and publish free-to-play games. Free-to-play games are games that a player can download and play for free, but which allow players to access a variety of additional content and features for a fee, through “in-app purchases” utilizing virtual currency they may be purchased through digital storefronts, and to engage with various advertisements and offers that generate revenues for us. Several large game publishers are successfully employing this business model. In order for us to achieve success using this model, we must develop and publish games that are widely accepted and commercially successful, which will provide us with the largest base from which to monetize our in app sales. In addition to building strong core gameplay, successful monetization will require that we continually create new content within games and otherwise find ways to retain players and incentivize them to make in-app purchases. As these games gain wider acceptance and mature in the market, we may seek to improve monetization and increase awareness of our games by building social media communities around our tiles and by delivering additional features, such as tournaments, live events and more frequent content updates.

We may seek to acquire franchises around which we develop games. Franchises may include movies, television programs, toys and other cultural phenomena that lend themselves to gamification. We will have to obtain a license from the owner of the franchise for each App we publish that is based on a third party franchise and we likely will be required to pay ongoing royalties to the franchise owner.

In August 2013, our officers organized and they currently are the principals of Primo Media, Inc., a Latin focused, multi-channel network that connects brands with millions of Hispanic Millennials through integrated digital and mobile advertising opportunities across our network. We expect to use the knowledge and experience gained by our officers to market our games to the Hispanic population. We may seek to publish Spanish language versions of our games and develop games and Apps that are geared specifically toward the Spanish speaking market segment.

The markets for our products are characterized by rapid technological change, particularly in the technical capabilities of mobile phones and tablets, and changing end-user preferences. Therefore, we will be required to continuously invest capital to innovate and publish new games, regularly update our games, and modify existing games for distribution on evolving platforms. We cannot assure that we will have the capital to develop new and update existing game, that we will be successful in selecting new games to bring to market or that our updates to successful games will allow us to retain market share.

Sales, Marketing and Distribution

We market, sell and distribute our Apps exclusively through Apple’s App Store and the Google Play Store, the largest direct-to-consumer digital storefronts. We expect that a majority of our revenues will be derived from sales on the Apple App Store.

We currently generate revenue from downloads of our paid Apps and from advertisements published on our ad supported game titles. We have begun the process of migrating the Apps into our corporate structure. We recently retained a new ad network that we believe employs a more effective technology platform and a more aggressive direct sales team. We also are integrating into our existing games and will incorporate into our new games lucrative ad models and in-game purchasing.

We may partner with other App publishers to develop and market new titles. These types of arrangements will allow us to defray development and marketing costs among a wider range of titles and increase our chances of publishing a successful title.

We employ advanced analytics, a means of analyzing data we collect about users of our Apps, to develop and publish more appealing titles and features in our games.

29

Our ability to market our Apps successfully on direct-to-consumer digital storefronts will depend on a number of factors, including our ability to build relationships with storefront owners and educate them about our title roadmap so that they feature or otherwise prominently place them within the storefront. If we are able to achieve these ends, we believe that consumers are more likely to find our Apps, which may result in greater downloads and more revenue. We believe that a number of factors may influence the featuring or placement of an App, including:

•	the perceived attractiveness of the title;

•	the level of critical or commercial success of the App or of other Apps previously introduced by a publisher;

•	incorporation of the storefront owner’s latest technology in the publisher’s title;

•	how strong the consumer experience is on all of the devices that discover titles using any given digital storefront;

•	the publisher’s relationship with the applicable storefront owner and future pipeline of quality titles for it; and

•	the current market share of the publisher.

We also expect to undertake a number of marketing initiatives designed to attract consumers to download our Apps, including:

•	using social networking websites, such as Facebook and Twitter, focused directly at the target users of our Apps;

•	paying third parties to advertise or incentivize consumers to download our Apps through offers or recommendations;

•	using “push” notifications to alert existing and prospective users of updates to our Apps and new product offerings;

•	cross-promoting our Apps through banner advertisements in our other Apps, as well as advertising our Apps in our competitors’ product offerings; and

•	undertaking outreach efforts with video game websites and related media outlets, such as providing reviewers with access to our games prior to launch.

Competition

Developing, distributing and selling Apps is a highly competitive business, characterized by frequent product introductions and rapidly emerging new platforms, technologies and storefronts. With respect to competing for consumers of our game related Apps, we will compete primarily on the basis of game quality, brand and customer reviews. We will compete for promotional and digital storefront placement based on these factors, as well as our relationship with the storefront owner, historical performance, perception of sales potential and relationships with licensors of brands, properties and other content. With respect to our legal Apps, we will compete on the basis of providing the most up to date content, the App’s ease of use (navigation and readability) and its price as compared to similar product offerings. We also will compete for experienced and talented employees and independent contractors.

We believe that our small size will allow provide us a competitive edge for the time being and allow us to make quick decisions as to product development to take advantage of consumer preferences at a particular point in time.

With respect to our game Apps, we compete with a continually increasing number of companies, including industry leaders such as Activision, DeNA, Disney, Electronic Arts (EA Mobile), Gameloft, GREE, GungHo Online Entertainment, King Digital Entertainment, Nexon, Warner Brothers and Zynga and many well-funded private companies, including Kabam, Machine Zone, Rovio, Storm 8/Team Lava and Supercell. We could also face increased competition if large companies with significant online presences such as Apple, Google, Amazon, Facebook or Yahoo, choose to enter or expand in the games space or develop competing games.

30

In addition, given the open nature of the development and distribution for smartphones and tablets, we also compete or will compete with a vast number of small companies and individuals in all of our segments who are able to create and launch Apps and other content for these devices using relatively limited resources and with relatively limited start-up time or expertise. As an example of the competition that we face, it has been estimated that more than 1.4 million applications, including more than 300,000 active games, were available on Apple’s U.S. App Store as of December 31, 2014. The proliferation of titles in these open developer channels makes it difficult for us to differentiate ourselves from other developers and to compete for players and users who purchase content for their devices without substantially increasing marketing or development costs.

With respect to our legal-related Apps, we compete with a number of well established companies that offer similar Apps, including LexisNexis, WestLaw, CCH, BNA and Bloomberg Law Reports. We may face increased competition from established or newly organized entities and from the governmental offices and agencies that promulgate the laws and regulations that are the subject of our Apps, should they decide to make versions of such laws and regulations available to consumers.

Most of our competitors and our potential competitors have one or more advantages over us, including:

•	significantly greater financial and personnel resources;

•	stronger brand and consumer recognition;

•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;

•	more substantial intellectual property of their own;

•	lower labor and development costs and better overall economies of scale; and

•	broader distribution and presence.

Intellectual Property

Our intellectual property is an essential element of our business. We currently use a combination of trade secret and other intellectual property laws, confidentiality agreements and license agreements to protect our intellectual property. We may seek to file copyrights with respect to one or more of our titles in the future. Our employees and independent contractors are required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership that they may claim in those works. Despite our precautions, it may be possible for third parties to obtain and use without our consent intellectual property that we own or license. Unauthorized use of our intellectual property by third parties, including piracy, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

We may, from time to time, encounter disputes over rights and obligations concerning intellectual property. If we do not prevail in these disputes, we may lose some or all of our intellectual property protection, be enjoined from further sales of our Apps or other applications determined to infringe the rights of others, and/or be forced to pay substantial royalties to a third party, any of which would have a material adverse effect on our business, financial condition and results of operations.

31

Government Regulation

We are subject to various federal, state and international laws and regulations that affect our business, including those relating to the privacy and security of customer and employee personal information and those relating to the Internet, behavioral tracking, mobile applications, advertising and marketing activities, and sweepstakes and contests. Additional laws in all of these areas are likely to be passed in the future, which could result in significant limitations on or changes to the ways in which we can collect, use, host, store or transmit the personal information and data of our customers or employees, communicate with our customers, and deliver products and services, or may significantly increase our compliance costs. As our business expands to include new uses or collection of data that are subject to privacy or security regulations, our compliance requirements and costs will increase and we may be subject to increased regulatory scrutiny.

Employees

As of the date of this prospectus, we had two employees, comprising our executive officers, each of whom has other business interests and who are not obligated to devote any specific number of hours to our affairs. Our officers’ attention to their other business commitments may detract from their ability to devote time to our business and this may result in conflicts of interest that could harm our business.

We rely on independent game designers, developers, programmers and other IT specialists to develop new titles and update and maintain existing ones and from time to time we may have several contractors rendering services to us.

None of our employees is represented by a collective bargaining agreement. We consider our relations with our employees to be very good.

Properties

We currently maintain a virtual office at 1225 Franklin Avenue, Suite 325, Garden City, New York at a cost of $149 per month. We believe that this space is adequate for our current and foreseeable requirements but that we could establish a permanent presence on acceptable terms, if necessary.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MANAGEMENT

Members of our Board of Directors are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Name	Age	Position
Brian Kupchik	40	President, Secretary and Director
Seth Ingram	38	Treasurer and Director

32

Background Information about our Officers and Directors

Brian Kupchik has been our President, Secretary and a member of our board of directors since the Company’s inception. In January 2015, he co-founded Primo Media Inc. with Mr. Ingram, our Treasurer and a director, a business development concern based in Yorktown Heights, New York, for which he serves as the chief operating officer. Primo is a Latin-focused multi-channel network that connects brands with millions of Hispanic Millennials through integrated digital and mobile advertising opportunities across its network. Since January 2012, Mr. Kupchik has been a partner in 47 Media, an outsourced business development and consulting firm, where he is responsible for acquiring new business, negotiating contracts, establishing project plans and consulting regarding strategy, business development, management and other outsourced digital media services. From October 2011 to May 2012, he was a portfolio manager at Black Ocean, digital platform that has created a new generation business model that combines entrepreneurship, incubation, venture capital and investment banking practices. From October 2009 to August 2011, Mr. Kupchik was vice president of business development at MediaBrix/Smartclip, a social media focus company offering a foundation of social products including, Pulse for Facebook, Guaranteed Video View, Social Apps / Games, and Mobile, where he participated in sales, strategy, product development with a heavy focus on mobile. Mr. Kupchik is a member of OMMA, a digital media marketing organization, and the Interactive Advertising Bureau. Mr. Kupchik is involved with several children’s charitable organizations. Mr. Kupchik has been selected as a director of our Company because of his experience and background in business development in Internet based businesses.

Seth Ingram has been our Treasurer and a member of our board of directors since the Company’s inception. In January 2015, he co-founded Primo Media Inc. with Mr. Kupchik, a business development concern based in Yorktown Heights, New York, for which he serves as the head of sales and chief risk officer. Primo is a Latin-focused multi-channel network that connects brands with millions of Hispanic Millennials through integrated digital and mobile advertising opportunities across its network. From July 2012 through December 2013, he was vice president- sales, Technorati Media, an integrated online media company with an ad network, three owned web properties, and an ad technology platform with an audience of over 130 million unique visitors a month on over 500 professionally run sites with over a billion monthly page views. At Technorati, Mr. Ingram was in charge of managing salespeople, achieving revenue goals, business development strategy and overall company direction. From November 2011 to June 2012, he was a national sales director of integrated media sales at COMPLEX.com, COMPLEX Magazine, COMPLEX Media Network, COMPLEX Mobile, COMPLEX Consumer Events, COMPLEX Custom Content Development, +ME, where he oversaw 17 sales professionals, served as a liason between ad operations, sales and product development. From November 2009 to September 2011, Mr. Ingram was a vice president-sales at MediaBrix/Smartclip, a social media focus company offering a solid foundation of social products including, Pulse for Facebook, Guaranteed Video View, Social Apps / Games, and Mobile, where he participated in sales, strategy, product development with a heavy focus on mobile. Mr. Ingram is a member of OMMA, a digital media marketing organization, and the Interactive Advertising Bureau. Mr. Ingram is involved with several children’s charitable organizations. Mr. Ingram has been selected as a director of our Company because of his experience and background in business development in Internet based businesses.

Mr. Kupchik and Mr. Ingram are first cousins.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

33

Corporate Governance

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our Company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

As with most small, early stage companies until such time as our Company further develops our business, achieves a revenue base and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Code of Ethics

Upon the closing of this Offering, we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Following the closing of this Offering, the code of business conduct and ethics will be available on our website at www.appsofttechnologies.com. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Compensation

The Company has not paid any compensation to any person since its inception. We do not expect to pay compensation to our officers until such time as we commence generating revenues sufficient to sustain our operations. Thereafter, we may enter into employment agreements with our officers and pay them an annual salary.

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

34

Employment Agreements

There are no current employment agreements between the Company and our executive officers or understandings regarding future compensation.

Outstanding Equity Awards at Fiscal Year-End

No executive officer has received any equity awards, nor have they been granted any options since our inception.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of our Board of Directors. The Board as a whole determines executive compensation.

Compensation Committee Interlocks and Insider Participation

Our Board does not have, and has not had, a compensation committee. Our executive officers do not serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board.

Compensation of Directors

Our current directors do not receive separate compensation for their service on our Board of Directors. Our Board has the authority to fix the compensation of directors. We do not intend to pay employee directors a separate fee for their services.

No compensation has been paid to our directors for their services as directors since our inception.

Director Independence

Our Board of Directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 4, 2015, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director and each of our executive officers and (iii) all executive officers and directors as a group. As of September 4, 2015, there were 4,110,000 shares of our common stock outstanding.

35

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering
Name	Number	Percent	Number	Percent
Brian Kupchik	2,000,000	48.66%	2,000,000	39.14%
Seth Ingram	2,000,000	48.66%	2,000,000	39.14
All directors and executive officers as a group (2 persons)	4,000,000	97.32%	4,000,000	88.28%

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for our common stock, and we cannot predict what effect, if any, market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that substantial sales may occur, could materially and adversely affect the prevailing market price of our common stock and could impair our future ability to raise capital through the sale of our equity at a time and price we deem appropriate.

Upon completion of this Offering, assuming that all of the shares are sold, we will have 5,110,000 shares of common stock outstanding. Of these shares of common stock, the 1,000,000 Shares being sold in this Offering will be freely tradable without restriction under the Securities Act, except for any such shares which may be held or acquired by an “affiliate” of ours, as that term is defined in Rule 144 promulgated under the Securities Act, which shares will be subject to the volume limitations and other restrictions of Rule 144 described below. Of the remaining 4,110,000 outstanding shares of common stock are “restricted securities,” as that phrase is defined in Rule 144, and may be resold only after registration under the Securities Act or pursuant to an exemption from such registration, including, among others, the exemptions provided by Rule 144 of the Securities Act, which is summarized below

Rule 144

The availability of Rule 144 will vary depending on whether shares of our common stock are restricted and whether they are held by an affiliate or a non-affiliate. For purposes of Rule 144, a non-affiliate is any person or entity that is not our affiliate at the time of sale and has not been our affiliate during the preceding three months.

In general, under Rule 144, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an affiliate who has beneficially owned shares of our restricted common stock for at least six months would be entitled to sell within any three-month period any number of such shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately 51,100 shares immediately after consummation of this offering; or

36

•	the average weekly trading volume of our common stock on the open market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

In addition, any sales by our affiliates under Rule 144 are subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Our affiliates must comply with all the provisions of Rule 144 (other than the six-month holding period requirement) in order to sell shares of our common stock that are not restricted securities, such as shares acquired by our affiliates either in this offering or through purchases in the open market following this offering. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, an issuer.

Similarly, once we have been a reporting company for at least 90 days, a non-affiliate who has beneficially owned shares of our restricted common stock for at least six months would be entitled to sell those shares without complying with the volume limitation, manner of sale and notice provisions of Rule 144, provided that certain public information is available. Furthermore, a non-affiliate who has beneficially owned our shares of restricted common stock for at least one year will not be subject to any restrictions under Rule 144 with respect to such shares, regardless of how long we have been a reporting company.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on numerous factors out of our control, including, for example, the market price for our common stock and the personal circumstances of the stockholder.

PLAN OF DISTRIBUTION

We are registering 1,000,000 shares of our common stock which will be sold by our officers and directors.

There is No Current Market for Our Shares of Common Stock

There is currently no market for our securities. We cannot give you any assurance that the Shares you purchase will ever have a market or that if a market for our Shares ever develops, that you will be able to sell your Shares. In addition, even if a public market for our Shares develops, there is no assurance that a secondary public market will be sustained.

The Shares you purchase are not traded or listed on any exchange. We will seek to have a market maker file an application with the Financial Industry Regulatory Authority, or FINRA, for our common stock to be eligible for trading on the OTC Markets before this registration statement is declared effective by the SEC. As of the date of this registration statement, we do not have a market maker who has agreed to file such application. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

The OTC Markets is maintained by OTC Market Group, Inc. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted by telephone and through a computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

37

Even if our Shares are quoted on the OTC Markets, a purchaser of our Shares may not be able to resell the Shares. Broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our Shares, which could severely limit the market liquidity of the Shares and impede the sale of our Shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 1,000,000 Shares of common stock. The offering price is $0.50 per share. The Offering will be for 60 days unless closed sooner by a sale of all of the Shares offered. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the 1,000,000 Shares. There are no specific events which might trigger our decision to terminate the Offering.

The Shares are being offered by us on a direct primary, self-underwritten basis (that is, without the use of a broker-dealer) and there can be no assurance that all or any of the Shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this Offering to close. All funds received as a result of this Offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the Shares offered under this prospectus will be sold. No one has committed to purchase any of the Shares offered. Therefore, we may sell only a nominal number of Shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for Shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

We will sell the Shares in this Offering through our officers and directors, who intend to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer Shares on our behalf may be deemed to be underwriters of this Offering within the meaning of Section 2(11) of the Securities Act. We reserve the right to use licensed broker/dealers and pay the brokers a cash commission of up to 10% of the proceeds raised by that broker. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the Shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

38

•	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

•	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

•	They are not, at the time of their participation, an associated person of a broker- dealer; and

•	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

In view of the fact that our officers and directors will sell the Shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Offering has ended.

Terms of the Offering

The Shares being offered by the Company will be sold at the fixed price of $0.50 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable. This Offering will commence promptly on the date upon which the registration statement is declared effective and will close on [_______], 2015, 60 days after the effectiveness of the registration statement of which this prospectus is a part, unless all the securities are sold before that date, we extend the offering another 30 days or we otherwise decide to close the offering early or cancel it, in each case in our sole discretion. If we extend the offering, we will provide that information in a post-effective amendment to this prospectus. If we close the offering early or cancel it, including during any extended offering period, we may do so without notice to investors, although if we cancel the offering we will promptly return any funds investors may already have paid.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis Offering, so we are not required to sell any specific number or dollar amount of securities, but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of our business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by us in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to AppSoft Technologies, Inc. Subscriptions, once received and accepted by us, are irrevocable. Our transfer agent, VStock Transfer, LLC, will issue common stock subscribed for in this Offering promptly after we accept subscriptions from investors. Securities purchased by investors in this Offering will remain outstanding upon its termination regardless of the number of Shares subscribed for.

39

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities who underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

DESCRIPTION OF SECURITIES

General

Pursuant to our Articles of Incorporation filed with the Nevada Secretary of State on March 24, 2015, our authorized capital stock consists of 1,010,000,000 Shares of capital stock, $0.0001 par value per share, of which 1,000,000,000 shares are common stock and 10,000,000 shares are preferred stock. As of the date of this prospectus, we had 4,110,000 shares of common stock issued and outstanding and 2,000,000 shares of preferred stock, designated, issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Subject to the rights of holders of the preferred stock, holders of the Company’s common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up of our Company, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

40

Preferred Stock

Of the 10,000,000 shares of authorized preferred stock, 2,000,000 shares have been designated Series A Cumulative Convertible Preferred Stock, the rights, designations, preferences and limitations of which are described below.. The remaining shares of preferred stock are blank check preferred stock that can be designated and issued by the board of directors at any time without stockholder approval.

Series A Cumulative Convertible Preferred Stock

Liquidation Preference and Ranking

Upon a liquidation event, the Company shall first pay to the holders of the Series A Preferred Stock an amount per share equal to the Original Issue Price (i.e., $$0.05 per share of Series A Preferred Stock), plus all accrued and unpaid dividends on each share of Series A Preferred Stock (the “Series A Preference Amount”). After full payment of the liquidation preference amount to the holders of the Series A Preferred Stock, the Company will then distribute the remaining assets to holders of common stock, other junior preferred shares (if any) and the Series A Preferred Stock on an as-if-converted-basis.

The Series A Preferred Stock ranks senior to the Company’s common stock and senior to any other shares of preferred stock the Company may issue in the future.

Dividends

The Series A Preferred Stock carries an annual 8% per share cumulative dividend, payable when and if declared by the Board of Directors and prior and in preference to payment of any dividends on the common stock. Dividends are payable in shares of common stock equal to the amount of interest payable divided by the conversion price of the Series A Preferred Stock then in effect. We may not declare, pay or set aside any dividends on shares of any other class or series of our capital stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in accordance with the provisions of the designation of the Series A Preferred Stock.

Optional Conversion

The holders of Series A Preferred Shares will, at any time, be entitled to convert each share of Series A Preferred Stock into shares of common stock at a conversion price of $0.005 per share. The holders of Series A Preferred Stock shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99%, except that the holder may, by written notice to the Company, increase or decrease this percentage up to a maximum of 9.99%. The Series A Preferred Stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as stock dividends, stock splits, mergers, recapitalizations and other similar events.

Voting Rights

The Series A Preferred Stock votes together with the Common Stock on an as-converted basis, and not as a separate class, except with respect to the protective provisions described below.”

41

Protective Provisions

For so long as at least 50% of the shares of Series A Preferred Stock originally issued remain outstanding, in addition to any other vote or approval required under the Company’s Articles of Incorporation or Bylaws, the Company will not, without the written consent of the holders of at least a majority of the shares of Series A Preferred Stock, (i) liquidate, dissolve or wind-up the affairs of the Company or effect any merger or consolidation or any deemed liquidation event unless, as a result, the holders of shares of Series A Preferred Stock receive their full liquidation preference, (ii) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the shares of Series A Preferred Stock , (iii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock other than shares of common stock, (iv) enter into, create, incur, assume any indebtedness in excess of $200,000, (v) enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired, (vi) enter into any transaction that would result in the issuance of in excess of 10% of the Company’s then issued and outstanding shares of common stock, (vii) enter into any transaction resulting in the sale of any material assets of the Company, or (viii) enter into any agreement with respect to any of the foregoing.

DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ruffa & Ruffa, P.C., New York, New York. William P. Ruffa, a principal of Ruffa & Ruffa, P.C., is the beneficial owner of 100,000 shares of the common stock of the Company.

EXPERTS

The financial statements of AppSoft Technologies, Inc. as of May 31, 2015 included in this prospectus, have been included herein in reliance on the report by George Stewart, CPA, our independent registered public accounting firm, given on the authority that the firm are experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

42

WHERE YOU CAN FIND MORE INFORMATION

After the effective date of the registration statement of which this prospectus forms a part, we will be subject to informational filing requirements of the Exchange Act and its rules and regulations. This means that we will file reports and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 100 F Street, N.E. Washington D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that will contain the reports and other information that we file electronically with the Commission and the address of that website is www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

43

INDEX TO FINANCIAL STATEMENTS

44

GEORGE STEWART, CPA

316 17TH AVENUE SOUTH

SEATTLE, WASHINGTON 98144

(206) 328-8554 FAX(206) 328-0383

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Appsoft Technologies Inc.

I have audited the accompanying balance sheets of Appsoft Technologies Inc. (A Development Stage Company) as of May 31, 2015, and the related statements of operations, stockholders’ equity and cash flows for the years ended May 31, 2015. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Appsoft Technologies Inc., (A Development Stage Company) as of May 31, 2015, and the results of its operations and cash flows for the years ended May 31, 2015 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # B to the financial statements, the Company has had minimal operations to date and has not fully established sources of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note # B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ George Stewart

Seattle, Washington

July 30, 2015

AppSoft Technologies, Inc.

Balance Sheet as of May 31, 2015

As of
May 31, 2015
CURRENT ASSETS
Cash	$35,119
Accounts Receivable	$279
TOTAL CURRENT ASSETS	35,398
OTHER ASSETS
Phone Apps	50,000
Accumulated Amortization for Phone Apps	(1,667)
TOTAL OTHER ASSETS	48,333
TOTAL ASSETS	$83,731

LIABILITIES
TOTAL LIABILITIES	-
STOCKHOLDER'S EQUITY
Series A Cumulative, Convertible Preferred stock ($0.0001 par value; 10,000,000 shares authorized; 2,000,000 shares issued and outstanding at May 31, 2015)	200
Common stock ($0.0001 par value; 1,000,000,000 shares authorized; 4,000,000 shares issued and outstanding at May 31, 2015	400
Stock Subscription Receivable	(400)
Additional Paid in Capital	100,208
Accumulated Deficit	(16,677)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	83,731

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$83,731

The accompanying notes are an integral part of these financial statements.

AppSoft Technologies, Inc.

Statement of Operations and Income (Loss) for the Period Ended May 31, 2015

For the period ended
May 31,
2015

Sales	$518
Total Revenue	$518

EXPENSES:
Selling, General and Administrative	6,528
Amortization Expense	1,667
Professional Fees	9,000
Total Expense	17,195

Loss from operations	(16,677)
NET LOSS	(16,677)
Basic and fully diluted net loss per common share:	4,000,000

Weighted average common shares outstanding	(0.004)

The accompanying notes are an integral part of these financial statements.

AppSoft Technologies, Inc.

Statement of Changes in Stockholder’s Deficit for the Period Ended May 31, 2015

						Additional
	Common Stock		Preferred Stock		Stock Subscription	Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity

Balances, March 24, 2015	-	$-	-	$-	$-	$-	$-	$-

Net loss	-	-	-	-	-	-	(16,677)	(16,677)

Capital Contribution	-	-	-	-	-	408	-	408

Issuance of Preferred Shares	-	-	2,000,000	200	-	99,800	-	100,000

Issuance of Common Shares	4,000,000	400			(400)			-

Balances, May 31, 2015	4,000,000	$400	2,000,000	$200	$(400)	$100,208	$(16,677)	$83,731

The accompanying notes are an integral part of these financial statements.

AppSoft Technologies, Inc.

Statements of Cash Flow for the Period Ended May 31, 2015

For the period ended
May 31,
2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,677)
Depreciation	1,667
Adjustments to reconcile net (loss) to net cash provided by (used in) operations:
Changes in Assets and Liabilities:
Accounts Receivable	(279)
Increase (decrease) in Accrued Expenses	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(15,289)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acqusition of Phone Apps	(50,000)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(50,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital Contribution for payment of expenses	408
Proceeds from sale of Preferred Stock Purchase--2,000,000 shares at $.05 per share	100,000
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	100,408

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	35,119

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	-

END OF THE PERIOD	$35,119

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

APPSOFT TECHNOLOGIES

NOTES TO FINANCIAL STATEMENTS

AS OF MAY 31, 2015

NOTE A—BUSINESS ACTIVITY

AppSoft Technologies (the "Company”) was organized under the laws of the State of Nevada March 24, 2015.  The Company develops, publishes and markets mobile software applications for smartphones and tablet devices (“Apps”). We currently own a portfolio comprising over 400 Apps titles including games designed to appeal to a broad cross section of consumers and legal-related Apps that provide compilations of federal and state laws and regulations across a variety of legal disciplines and digests of court decisions rendered by federal courts. Consumers download our Apps through direct-to-consumer digital storefronts, such as the Apple App Store and Google Play Store.

We currently generate revenue from sales, or downloads, of our Apps and from advertisements published on our ad supported game titles.

NOTE B—GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has a deficit accumulated of $16,720 and cash used in operations of $15,289 at May 31, 2015.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.   These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation- The financial statements included herein were prepared under the accrual basis of accounting.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition- The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	collectability is reasonably assured.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of May 31, 2015.

APPSOFT TECHNOLOGIES

NOTES TO FINANCIAL STATEMENTS

AS OF MAY 31, 2015

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Deferred Taxes- The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable- Accounts deemed uncollectible are written off in the year they become uncollectible. As of May 31, 2015, the balance in Accounts Receivable was $236.

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets.  Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended May 31, 2015.

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at May 31, 2015.

APPSOFT TECHNOLOGIES

NOTES TO FINANCIAL STATEMENTS

AS OF MAY 31, 2015

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at April 30, 2015, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended May 31, 2015.

Recently Issued Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

APPSOFT TECHNOLOGIES

NOTES TO FINANCIAL STATEMENTS

AS OF MAY 31, 2015

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Recently Issued Accounting Pronouncements – Cont’d

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

NOTE D-SEGMENT REPORTING

The Company follows the guidance set forth by section 280-10 of the FASB Accounting Standards Codification for reporting and disclosure on operating segments of the Company. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of May 31, 2015.

NOTE E-CAPITAL STOCK

The Company is authorized to issue 1,000,000,000 Common Shares at $.0001 par value per share.

In March 2015, the Company issued the following shares:

2,000,000 shares were issued to Seth Ingram, Chief Operating Officer and Treasurer, for $200.

2,000,000 shares were issued to Brian Kuchik, President, CEO and Secretary, for $200.

Total issued and outstanding shares as of May 31, 2015 were 4,000,000.

The Company is authorized to issue 10,000,000 Series A Cumulative, Convertible Preferred Shares at $.0001 par value per share.  During the period from inception (March 24, 2015) through May 31, 2015, the Company issued 2,000,000 shares of preferred stock at $.05 per share to Ventureo, LLC in exchange for $50,000 in cash and Phone Apps with a fair market value of $50,000 for a total of $100,000.

Ventureo. LLC also paid $408 in expense incurred on behalf of AppSoft, Inc. and this amount is considered an additional capital contribution.

APPSOFT TECHNOLOGIES

NOTES TO FINANCIAL STATEMENTS

AS OF MAY 31, 2015

NOTE F-RELATED PARTY NOTE PAYABLE AND NOTE PAYABLE

The Company does not have any related party or non-related party Note Payables as of May 31, 2015.

NOTE G – OTHER ASSET/PHONE APPS

As a part of the Preferred Stock transaction (refer to Note E above), the Company acquired Phone Apps valued at $50,000. These Phone Apps are generating Sales Revenue. The Company will amortize the Phone Apps over 5 years. Per SOP 98-1 the amortization period for the Phone Apps should be relatively short. Management has determined that 5 years is a relatively short period. Monthly amortization is $833.34. Accumulated Amortization as of May 31, 2015 is $1,667.

NOTE H – INCOME TAX

The Company provides for income taxes under (now included under Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. For Federal and New York income tax purposes, the Company has net operating loss carry forwards that expire through 2030. The net operating loss as of May 31, 2015, is approximately $16,720. No tax benefit has been reported in the financial statements because after evaluating our own potential tax uncertainties, the Company has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited. The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

May 31, 2015
Deferred tax asset:
NOL Carry forward	$16,720
Valuation allowances	(16,720)
Deferred Tax Asset	$0

APPSOFT TECHNOLOGIES, INC.

1,000,000 Shares of

Common Stock

PROSPECTUS

____________, 2015

Until ____________, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

45

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or expected relating to this prospectus and distribution are as follows:

Amount to be Paid
Securities and Exchange Commission registration fee	$58.10
Transfer agent fees	*
Accounting fees and expenses	3,200.00
Legal fees and expenses	9,000.00
Printing Expenses	*
Miscellaneous	*
Total	$12,258.10

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that the registrant anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in an amendment to this registration Statement as such costs become known.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article VII of our By-laws provides that:

•	no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director except with respect to (i) a breach of the director’s loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability which may be specifically defined by law or (iv) a transaction from the director derived an improper personal benefit; and

•	the Company shall indemnify to the fullest extent permitted by law each person that such law grants to the Company power to indemnify.

46

Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 30, 2015, we issued an aggregate of 4,000,000 shares of common stock, including 2,000,000 shares to Brian Kupchik and 2,000,000 shares to Seth Ingram, our incorporators and our current officers and directors in consideration of the payment by each them of $200. These shares were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act.

On April 8, 2015, we issued 2,000,000 shares of Series A Cumulative Convertible Preferred Stock to Ventureo, LLC. in consideration of the payment of $50,000 and the sale and transfer to us of assets comprising a portfolio of over 400 mobile applications. These shares were issued in a transaction exempt from the registration requirements of the Securities Act.

On June 6, 2015, we issued 10,000 shares of common stock to Peter Nein in consideration for services rendered pursuant to a consulting agreement between us and Mr. Nein. We issued these shares pursuant to Rule 701 promulgated under the Securities Act.

On June 6, 2015, we issued 100,000 shares of common stock to William P. Ruffa as partial consideration for legal services rendered pursuant to the engagement letter between us and Ruffa & Ruffa, P.C. We issued these shares pursuant to Rule 701 promulgated under the Securities Act.

ITEM 16. EXHIBITS.

(a)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)	Financial Statement Schedules.

None.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

47

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

48

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

49

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the provisions described in Item 14 above, or otherwise, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

50

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Garden City, New York on September 4, 2015.

AppSoft Technologies, Inc.

By:	/s/ Brian Kupchik
Brian Kupchik
President and Chief Executive Officer

Each person whose signature appears below on this registration statement hereby constitutes and appoints Brian Kupchik, and any successor or successors to such offices held by him, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including, without limitation, post-effective amendments), and any registration statement or amendment under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 4, 2015.

Signature	Title

/s/ Brian Kupchik	President, Chief Executive Officer and Director
Brian Kupchik	(principal executive officer, principal financial and accounting officer)

/s/ Seth Ingram	Secretary and Director
Seth Ingram

51

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1*	Articles of Incorporation of AppSoft Technologies, Inc.
3.1.1*	Amendment to Articles of Incorporation of AppSoft Technologies, Inc.
3.2*	Bylaws of AppSoft Technologies, Inc.
4.1**	Specimen Common Stock Certificate
4.2**	Specimen Series A Cumulative Convertible Preferred Stock Certificate
5.1**	Form of Opinion of Ruffa & Ruffa, P.C.
10.1*	Agreement dated April 8, 2015 by and between Ventureo, LLC and AppSoft Technologies, Inc.
10.2*	Consulting Agreement dated June 6, 2015, by and between AppSoft Technologies, Inc. and Peter Nein.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2**	Consent of the Ruffa & Ruffa, P.C. (included in Exhibit 5.1).

*	Filed herewith.
**	To be filed by amendment.

52